[SOUTHERN STAR LOGO]

Press Release

Southern Star Central Corp.

Date:

March 14, 2005

Contacts:

Aaron Gold

Susanne Harris

Southern Star Central Corp.

Southern Star Central Gas Pipeline, Inc.

(646) 735-0500

(270) 852-5000

Southern Star Central Corp. Investor Call to Discuss Year-end 2004 Results

New York, NY – Southern Star Central Corp. (SSTAR) invites interested parties to listen to a discussion of Southern Star Central Corp.’s results for the year ended December 31, 2004.  The Company’s 10-K for the year ended December 31, 2004 is available on Southern Star Central Corp.’s website (http://www.southernstarcentralcorp.com/investors/default.htm).  The filing is also available on the EDGAR website (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001260349&owner=include).

The conference call is scheduled for Tuesday, March 15, 2005 at 10:00 am Eastern Standard Time (9:00 am Central Standard Time).  The call-in number is 800-553-0329 (domestic callers) and 612-332-0636 (international callers).

In addition, the call will be recorded and available from Tuesday, March 15,  2005 at 1:30 pm Eastern Standard Time until Wednesday, June 15, 2005 at 11:59 p.m. Eastern Standard Time at 800-475-6701 (domestic callers) and 320-365-3844 (international callers).   The confirmation number for all callers accessing the recorded conference call is 773268.

About Southern Star Central Corp

Southern Star Central Corp. (SSTAR) is the parent of Southern Star Central Gas Pipeline, Inc., a natural gas transmission system headquartered in Owensboro, Kentucky, spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States. The pipeline system and facilities are located throughout Kansas, Oklahoma, Missouri, Wyoming, Nebraska, Colorado, Texas.  It serves major markets such as Kansas City, Wichita, Springfield, and St. Louis.